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                                                                      EXHIBIT 21

                          HASBRO, INC. AND SUBSIDIARIES

                       Subsidiaries of the Registrant (a)

                                                 State or Other Jurisdiction of
Name Under Which Subsidiary Does Business        Incorporation or Organization
-----------------------------------------        ------------------------------
Hasbro Receivables Funding, LLC.                 Delaware
Hasbro International, Inc.                       Delaware
   Hasbro France S.A.S.                          France
      Hasbro Deutschland GmbH                    Germany
   Hasbro Italy S.r.l.                           Italy
   Hasbro Latin America Inc.                     Delaware
      Hasbro Chile LTDA                          Chile
   Hasbro International Holdings, B.V.           The Netherlands
      Hasbro Ireland Limited                     Ireland
      Hasbro S.A.                                Switzerland
         Hasbro Holdings S.A.                    Switzerland
         Hasbro Canada Corporation               Nova Scotia
         Hasbro Asia-Pacific Marketing Ltd.      Hong Kong
         Hasbro de Mexico S.R.L. de C.V.         Mexico
         Hasbro (Schweiz) AG                     Switzerland
         Hasbro U.K. Limited                     United Kingdom
         Group Grosvenor Plc.                    United Kingdom
         MB International B.V.                   The Netherlands
            Hasbro B.V.                          The Netherlands
            Hasbro Hellas Industrial &
               Commercial Company S.A.           Greece
            Hasbro Toys & Games Holdings, S.L.   Spain
            Hasbro Iberia SL                     Spain
            S.A. Hasbro N.V.                     Belgium
            Hasbro InterToy Eqitim Araclari
               Sanayi Ve Ticaret A.S.            Turkey
      Hasbro Far East LTD                        Hong Kong
      Hasbro Australia Pty Ltd                   Australia
            Hasbro Australia Limited             Australia
      Sobral Ltd.                                Bermuda
Hasbro Managerial Services, Inc.                 Rhode Island
Wizards of the Coast, Inc.                       Washington

(a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.